SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  November 15, 2005

(date of earliest event reported)

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC. (as depositor under the Pooling and Servicing Agreement, relating to the MASTR Asset Securitization Trust 2005-2 Mortgage Pass-Through Certificates, Series 2005-2)

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware	333-124678	06-1204982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1285 Avenue of the Americas New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 713-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Master Asset Securitization Transactions, Inc. (the “Company”) entered into a Pooling and Servicing Agreement dated as of October 1, 2005 (the “Agreement”) among the Company, in its capacity as depositor (in such capacity, the “Depositor”), UBS Real Estate Securities Inc., as transferor (in such capacity, the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”) and as custodian (in such capacity, the “Custodian”), and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”).  The Certificates were issued on October 28, 2005.  The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Not applicable.

(d)

Exhibits:

99.1 The Pooling and Servicing Agreement dated as of October 1, 2005, by and among the Company, the Transferor, the Master Servicer, the Trust Administrator, the Custodian and the Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MORTGAGE ASSET SECURITIZATION

TRANSACTIONS, INC.

By: /s/ Peter Slagowitz

Name:

Peter Slagowitz

Title:

Managing Director

By: /s/ Douglas Adelman

Name:

Douglas Adelman

Title:

Associate Director

Dated:  November 15, 2005

Exhibit Index

Exhibit

Page

99.1

Pooling and Servicing Agreement dated as of October 1, 2005,

by and among the Company, the Transferor, the Master Servicer, the Trust Administrator, the Custodian and the Trustee.

MCKEE NELSON LLP

1 Battery Park Plaza, 34th Floor

New York, New York  10004

Telephone:  (917) 777-4200

Facsimile:  (917) 777-4299

November 15, 2005

BY MODEM

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:

Mortgage Asset Securitization Transactions, Inc.

MASTR Asset Securitization Trust 2005-2, Mortgage Pass-Through Certificates, Series 2005-2

Ladies and Gentlemen:

On behalf of Mortgage Asset Securitization Transactions, Inc. (the “Company”), we enclose herewith for filing, pursuant to the Securities and Exchange Act of 1934, as amended, the Company’s Current Report on Form 8-K, for filing of the Pooling and Servicing Agreement in connection with the above-referenced transaction.

Very truly yours,

_/s/ Hays Ellisen

Hays Ellisen

Enclosure